UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 18, 2008 (November 12, 2008)

GAMESTOP CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32637	20-2733559
(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)

(817) 424-2000
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2008, GameStop Corp. (“GameStop”), together with certain of GameStop’s direct or indirect subsidiaries (the “Borrowers”), entered into a Term Loan Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as lender, Bank of America, N.A., as Administrative Agent and Collateral Agent, and Bank of America Securities LLC, as Sole Arranger and Bookrunner.

The Term Loan Agreement provides for term loans in the aggregate of $150,000,000, consisting of a $50,000,000 secured term loan (“Term Loan A”) and a $100,000,000 unsecured term loan (“Term Loan B” and together with Term Loan A, the “Term Loans”). The Term Loan Agreement provides that the principal of Term Loan B will be repaid in four equal installments of $25,000,000 a week for four consecutive weeks, commencing on December 3, 2008. Term Loan A matures on March 31, 2009. Amounts borrowed under the Term Loan Agreement may not be reborrowed once repaid. Borrowings made pursuant to the Term Loan Agreement will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either (a) the prime loan rate, described in the Term Loan Agreement as the higher of (i) Bank of America N.A.’s prime rate or (ii) the federal funds rate plus 0.50%, in each case plus 1.75% or (b) the LIBO rate (a publicly published rate) plus 3.75%.

The Term Loan Agreement contains customary affirmative and negative covenants for facilities of this type, including limitations on GameStop and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, dispositions of assets, changes of business and transactions with affiliates. The covenants permit GameStop to use proceeds of the Term Loans for working capital, capital expenditures, the payment of transaction costs and a portion of the consideration in connection with the Micromania Acquisition (as defined in item 2.01 below) and for all other lawful corporate purposes.

The Term Loan Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any material representation or warranty made by GameStop or the other Borrowers proving to be false in any material respect, certain bankruptcy, insolvency or receivership events affecting GameStop or its subsidiaries, defaults relating to certain other indebtedness, imposition of certain judgments and a change in control of GameStop (as defined in the Term Loan Agreement).

In the event of a default by GameStop, the Administrative Agent may, and at the request of the requisite number of Lenders shall, declare all obligations under the Term Loan Agreement immediately due and payable, and enforce any and all rights of the Lenders or Administrative Agent under the Term Loan Agreement and related documents. For certain events of default related to bankruptcy, insolvency and receivership, the commitments of Lenders will be automatically terminated and all outstanding obligations of GameStop will become immediately due and payable.

The foregoing description of the Term Loan Agreement and related matters is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Term Loan A is secured by substantially all of GameStop’s and certain of its subsidiaries’ assets, including, without limitation, (i) inventory, (ii) accounts receivable (including credit card receivables), (iii) general intangibles (including trade names, trademarks and other intellectual property), (iv) furniture, fixtures and equipment, (v) bank and investment accounts, (vi) investment property (including a pledge of subsidiary stock), (vii) owned real estate, (viii) claims and causes of action relating to the foregoing accounts receivable, certain intellectual property and the capital stock and other equity interests of certain of GameStop’s direct and indirect subsidiaries pursuant to (a) a Security Agreement, dated November 12, 2008 (the “Security Agreement”), which is filed as Exhibit 10.2 hereto and incorporated herein by reference, and (b) a Patent and Trademark Security Agreement, dated as of November 12, 2008 (the “IP Security Agreement”), which is filed as Exhibit 10.3 hereto and incorporated herein by reference. In addition, each of GameStop, Electronics Boutique Holdings Corp., GameStop Holdings Corp., GameStop, Inc., GameStop (LP), LLC, GameStop of Texas (GP), LLC and EB International Holdings, Inc. has entered into the Securities Collateral Pledge Agreement, dated November 12, 2008 (the “Pledge Agreement”), pledging certain interests in certain subsidiaries, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

The Term Loan Agreement is junior to GameStop’s senior credit facility, and the liens created by the Security Agreement, Pledge Agreement and IP Security Agreement in favor of the Term Loan A Lenders are junior to, the liens created under the senior credit facility.

In connection with the Term Loans, GameStop entered into an amendment (the “Amendment”) to its senior credit facility amending its senior credit facility to permit the Micromania Acquisition and the Term Loans. In addition, during the term of the Term Loan, the applicable margin under the senior credit facility (i) payable on LIBO Loans is increased to a range of 150 basis points to 200 basis points from the current ranges of 100 basis points to 150 basis points and (ii) payable on Prime Rate Loans is increased to a range of 50 basis points to 75 basis points from the current range of 0 basis points to 25 basis points. The margins applicable prior to the entry into the Amendment shall apply once the Term Loans are no longer outstanding. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Certain of the Lenders party to the Term Loan Agreement, and their respective affiliates, have performed, and may in the future perform for GameStop and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 17, 2008, GameStop France SAS, a wholly owned subsidiary of GameStop, completed the approximately $636 million (EUR 497 million) acquisition of substantially all of the outstanding capital stock of SFMI Micromania (“Micromania”) from L Capital, LV Capital, Europe@web and other shareholders of Micromania (the “Micromania Acquisition”). Micromania is a leading retailer of video and computer games in France with 332 locations. In connection with the Micromania Acquisition, the Sale and Purchase Agreement dated September 30, 2008 entered into in connection therewith (included as Exhibit 2.1 to GameStop’s Current Report on Form 8-K dated October 1, 2008), was amended in the form attached hereto as Exhibit 10.6 and incorporated herein by reference.

The information set forth in Item 1.01 “Entry into a Material Agreement” of GameStop’s current report on Form 8-K dated October 1, 2008 is incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	The information under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1

Term Loan Agreement, dated November 12, 2008, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A., as lender, Bank of America, N.A., as Administrative Agent and Collateral Agent, and Bank of America Securities LLC, as Sole Arranger and Bookrunner.

10.2	Security Agreement, dated November 12, 2008, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A., as lender, and Bank of America, N.A., as Collateral Agent.

10.3

Patent and Trademark Security Agreement, dated as of November 12, 2008, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A., as lender, and Bank of America, N.A., as Collateral Agent.

10.4

Securities Collateral Pledge Agreement, dated November 12, 2008, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A., as lender, and Bank of America, N.A., as Collateral Agent.

10.5

Second Amendment to Credit Agreement, dated as of October 11, 2005, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A. and the other lending institutions listed in the Amendment, Bank of America, N.A. and Citicorp North America, Inc., as Issuing Banks, Bank of America, N.A., as Administrative Agent and Collateral Agent, Citicorp North America, Inc., as Syndication Agent, and GE Business Financial Services Inc., as Documentation Agent.

10.6	Amendment, dated November 17, 2008, to Sale and Purchase Agreement for Micromania Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date: November 18, 2008	By:	/s/ David W. Carlson
David W. Carlson
Executive Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Term Loan Agreement, dated November 12, 2008, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A., as lender, Bank of America, N.A., as Administrative Agent and Collateral Agent, and Bank of America Securities LLC, as Sole Arranger and Bookrunner.

10.2	Security Agreement, dated November 12, 2008, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A., as lender, and Bank of America, N.A., as Collateral Agent.

10.3

Patent and Trademark Security Agreement, dated as of November 12, 2008, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A., as lender, and Bank of America, N.A., as Collateral Agent.

10.4

Securities Collateral Pledge Agreement, dated November 12, 2008, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A., as lender, and Bank of America, N.A., as Collateral Agent.

10.5

Second Amendment to Credit Agreement, dated as of October 11, 2005, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A. and the other lending institutions listed in the Amendment, Bank of America, N.A. and Citicorp North America, Inc., as Issuing Banks, Bank of America, N.A., as Administrative Agent and Collateral Agent, Citicorp North America, Inc., as Syndication Agent, and GE Business Financial Services Inc., as Documentation Agent.

10.6	Amendment, dated November 17, 2008, to Sale and Purchase Agreement for Micromania Acquisition.